Exhibit 99.1

Contact:

Mark Westphal

Senior Vice President and

Chief Financial Officer

(952) 258-4000

MICHAEL FOODS REPORTS SECOND QUARTER RESULTS

MINNETONKA, MN, August 14—Michael Foods Group, Inc. today reported financial results for the second quarter of 2012.

Net sales for the quarter ended June 30, 2012 were $436.7 million, compared to $420 million in 2011, an increase of 4%. Net loss for the quarter ended June 30, 2012 was $1.7 million, compared to a net loss of $5.2 million in 2011. The loss in the current year was primarily due to recording a $5.8 million charge for damages awarded in National Pasteurized Eggs, Inc. and National Pasteurized Eggs, LLC v. Michael Foods, Inc. et al., a patent infringement case that went to trial in June.

Net sales for the six months ended June 30, 2012 were $881.5 million, compared to $837.1 million in 2011, an increase of 5.3%. Net earnings for the six months ended June 30, 2012 were $7.6 million, compared to a net loss of $5.6 million in 2011. The earnings increase was primarily due to 2011 credit agreement refinancing-related costs of approximately $8 million, the resulting reduction in interest expense, and improved margins in 2012 due to better alignment of pricing with our input costs.

Earnings before interest, taxes, depreciation, amortization (“EBITDA”) and other adjustments (“Adjusted EBITDA,” as defined in the Company’s credit facility) for the quarter ended June 30, 2012 were $52.7 million, compared to $47.4 million in 2011, an increase of 11.2%. Adjusted EBITDA for the six months ended June 30, 2012 were $114.5 million, compared to $103.8 million in 2011, an increase of 10.3%.

“Our second quarter net earnings improvement highlights the underlying strength of our business model,” said Jim Dwyer, CEO and President. “While offset in part by legal costs in the second quarter, new customer acquisitions and pricing pass-through mechanisms continue to fuel our growth.”

Michael Foods Group, Inc. uses Adjusted EBITDA as a measurement of financial results, as an indication of the relative strength of its operating performance, and to determine incentive compensation levels. Management believes that EBITDA and Adjusted EBITDA provide potential investors with useful information with which to analyze and compare with other companies in our industry our operating performance and our ability to service debt.

Certain items contained in this release may be “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, capital expenditures, financing needs, ability to fund operations, intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industries and economies in which we operate and other information that is not historical information. When used herein, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release, including the factors described under “Risk Factors” in our 2011 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2012. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release include changes in domestic and international economic conditions.

Unaudited segment data follows (in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate & Eliminations	Total
Three months ended June 30, 2012
External net sales	$310,291	$35,009	$91,361	$—	$436,661
Net earnings (loss)	5,122	1,009	1,935	(9,772)	(1,706)
Adjusted EBITDA	45,368	5,484	6,585	(4,758)	52,679

Three months ended July 2, 2011
External net sales	$295,967	$32,626	$91,426	$—	$420,019
Net earnings (loss)	10,191	1,166	2,409	(18,932)	(5,166)
Adjusted EBITDA	38,207	4,464	6,210	(1,498)	47,383

Six months ended June 30, 2012
External net sales	$620,906	$71,829	$188,752	$—	$881,487
Net earnings (loss)	18,268	3,947	4,687	(19,256)	7,646
Adjusted EBITDA	94,613	13,537	14,049	(7,696)	114,503

Six months ended July 2, 2011
External net sales	$593,413	$65,520	$178,187	$—	$837,120
Net earnings (loss)	27,516	3,256	5,021	(41,394)	(5,601)
Adjusted EBITDA	84,630	10,485	12,747	(4,074)	103,788

Beginning January 1, 2012, we changed our internal reporting of segment information. We now report all sales of shell egg and egg products and refrigerated potato products in their respective segments and the balance of our retail distributed products, cheese and other dairy-case products, as our third segment. This change increased the amount of external net sales, net earnings and Adjusted EBITDA reported for prior periods for both the egg products and refrigerated potato products segments as we reclassified the egg and refrigerated potato products previously reported under the Crystal Farms segment. The July 2, 2011 three and six-month periods have been restated to reflect the new internal reporting. This change has no impact on the assets of the segments as none of the underlying business unit operations were affected by this reporting change.

Adjusted EBITDA is a financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles net earnings (loss) to Adjusted EBITDA for the quarter ended June 30, 2012 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$5,122	$1,009	$1,935	$(9,772)	$(1,706)
Unrealized loss on currency transactions (a)	487	—	—	—	487

Consolidated net earnings (loss)	5,609	1,009	1,935	(9,772)	(1,219)
Interest expense	178	116	—	22,725	23,019
Intercompany interest expense (income)	7,085	494	1,080	(8,659)	—
Income tax expense (benefit)	3,221	415	1,102	(5,119)	(381)
Depreciation and amortization	20,004	2,817	1,811	1	24,633
Non-cash and stock option compensation	—	—	—	529	529
Unusual charges (b)	—	—	—	5,842	5,842
Equity sponsor management fee	—	—	—	616	616
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	139	—	—	—	139
Unrealized gain on swap contracts	(499)	—	—	—	(499)
Intercompany allocation of corporate admin costs	9,631	633	657	(10,921)	—

Adjusted EBITDA, as defined in the credit agreement	$45,368	$5,484	$6,585	$(4,758)	$52,679

(a)	The unrealized loss on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.
(b)	The unusual charges relate to the jury award in the National Pasteurized Eggs, Inc. trial.

The following table reconciles net earnings (loss) to Adjusted EBITDA for the quarter ended July 2, 2011 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$10,191	$1,166	$2,409	$(18,932)	$(5,166)
Unrealized gain on currency transactions (a)	(98)	—	—	—	(98)

Consolidated net earnings (loss)	10,093	1,166	2,409	(18,932)	(5,264)
Interest expense	237	166	—	25,160	25,563
Income tax expense (benefit)	5,252	350	1,620	(10,005)	(2,783)
Depreciation and amortization	19,783	2,851	1,981	2	24,617
Non-cash and stock option compensation	—	—	—	364	364
Cash expenses incurred in connection with the transaction	—	—	—	264	264
Business optimization project expense	—	—	—	2,830	2,830
Realized gain upon the disposition of property not in the ordinary course of business	—	(266)	—	—	(266)
Equity sponsor management fee	—	—	—	569	569
Fees and expenses in connection with the exchange of the 9.75% senior notes	—	—	—	197	197
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	236	—	—	—	236
Unrealized loss on swap contracts	1,056	—	—	—	1,056
Intercompany allocation of corporate admin costs	1,550	197	200	(1,947)	—

Adjusted EBITDA, as defined in the credit agreement	$38,207	$4,464	$6,210	$(1,498)	$47,383

(a)	The unrealized gain on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.

The following table reconciles net earnings (loss) to Adjusted EBITDA for the six months ended June 30, 2012 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$18,268	$3,947	$4,687	$(19,256)	$7,646
Unrealized loss on currency transactions (a)	84	—	—	—	84

Consolidated net earnings (loss)	18,352	3,947	4,687	(19,256)	7,730
Interest expense	380	246	—	45,195	45,821
Intercompany interest expense (income)	14,176	989	2,161	(17,326)	—
Income tax expense (benefit)	10,538	1,805	2,628	(10,542)	4,429
Depreciation and amortization	40,022	5,634	3,621	3	49,280
Non-cash and stock option compensation	—	—	—	1,053	1,053
Unusual charges (b)	—	—	—	5,842	5,842
Equity sponsor management fee	—	—	—	1,221	1,221
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	286	—	—	—	286
Unrealized gain on swap contracts	(1,159)	—	—	—	(1,159)
Intercompany allocation of corporate admin costs	12,018	916	952	(13,886)	—

Adjusted EBITDA, as defined in the credit agreement	$94,613	$13,537	$14,049	$(7,696)	$114,503

(a)	The unrealized loss on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.
(b)	The unusual charges relate to the jury award in the National Pasteurized Eggs, Inc. trial.

The following table reconciles net earnings (loss) to Adjusted EBITDA for the six months ended July 2, 2011 (unaudited, in thousands):

	Egg Products	Refrigerated Potato Products	Cheese & Other Dairy-Case Products	Corporate	Total
Net earnings (loss)	$27,516	$3,256	$5,021	$(41,394)	$(5,601)
Unrealized gain on currency transactions (a)	(677)	—	—	—	(677)

Consolidated net earnings (loss)	26,839	3,256	5,021	(41,394)	(6,278)
Interest expense	484	344	—	49,947	50,775
Income tax expense (benefit)	14,266	1,145	3,370	(21,809)	(3,028)
Depreciation and amortization	39,424	5,702	3,963	4	49,093
Non-cash and stock option compensation	—	—	—	889	889
Cash expenses incurred in connection with the transaction	—	—	—	4,760	4,760
Business optimization project expense	—	—	—	2,830	2,830
Realized gain upon the disposition of property not in the ordinary course of business	—	(354)	—	—	(354)
Equity sponsor management fee	—	—	—	1,169	1,169
Fees and expenses in connection with the exchange of the 9.75% senior notes	—	—	—	247	247
Expenses related to industrial revenue bonds guaranteed by certain of our subsidiaries	393	—	—	—	393
Unrealized gain on swap contracts	(235)	—	—	—	(235)
Loss attributable to the early extinguishment of indebtedness	—	—	—	3,527	3,527
Intercompany allocation of corporate admin costs	3,459	392	393	(4,244)	—

Adjusted EBITDA, as defined in the credit agreement	$84,630	$10,485	$12,747	$(4,074)	$103,788

(a)	The unrealized gain on currency transactions relates to an intercompany note receivable denominated in Canadian currency due from our Canadian subsidiary, MFI Food Canada Ltd.

Michael Foods Group, Inc., based in Minnetonka, Minnesota, is a producer and distributor of food products to the foodservice, retail and food-ingredient markets. Its principal products are egg products, refrigerated potato products, cheese and other dairy-case products.

Consolidated statements of operations are as follows:

Michael Foods Group, Inc.

Consolidated Statements of Operations

For Periods Ended

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,	July 2,	June 30,	July 2,
	2012	2011	2012	2011
Net sales	$436,661	$420,019	$881,487	$837,120
Cost of sales	363,096	361,937	728,521	706,425

Gross profit	73,565	58,082	152,966	130,695
Selling, general and administrative expenses	52,036	40,504	94,716	85,525

Operating profit	21,529	17,578	58,250	45,170
Interest expense, net	22,956	25,551	45,725	50,756
Unrealized (gain) loss on currency transactions	487	(98)	84	(677)
Loss on early extinguishment of debt	—	—	—	3,527

Earnings (loss) before income taxes and equity in losses of unconsolidated subsidiary	(1,914)	(7,875)	12,441	(8,436)
Income tax expense (benefit)	(381)	(2,783)	4,429	(3,028)
Equity in losses of unconsolidated subsidiary	173	74	366	193

Net earnings (loss)	$(1,706)	$(5,166)	$7,646	$(5,601)

	June 30,	December 31,
	2012	2011
Selected Balance Sheet Information:
Cash and equivalents	$100,611	$68,118

Accrued interest	$20,501	$20,420

Long-term debt, including current maturities	$1,246,591	$1,251,089

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